Exhibit 99.1

Solaris Announces Long-Term Customer Contract in Connection with Strategic Expansion to Develop a New High-Capacity Transload Facility

Release Highlights

•                  New seven-year agreement with a leading STACK E&P operator (“Operator”) for proppant transloading service supporting Operator’s development activity in the STACK play

•                  Construction for new Kingfisher Facility to commence in August, the first independent, high-speed, unit-train capable transload facility dedicated to the STACK/SCOOP; located directly on Union Pacific Railroad line covering 300 acres in central Oklahoma

•                  First proppant delivery scheduled for January 2018; initial unit train loop with 30,000 tons of silo storage scheduled for mid-2018

•                  Discussions underway with other major customers for potential long-term agreements utilizing the Kingfisher Facility

•                  Increased mobile proppant management system delivery and capital expenditure guidance for 2017

•                  Conference call is scheduled for Thursday, August 3, 2017 at 3:30 p.m. Central Time (4:30 p.m. Eastern Time)

HOUSTON, August 2, 2017 (BUSINESS WIRE) — Solaris Oilfield Infrastructure, Inc. (NYSE:SOI) (“Solaris”), a leading manufacturer and provider of patented mobile proppant management systems for oil and natural gas well sites, today announced a major new customer contract in connection with Solaris’ strategic expansion to integrate transloading logistics with its existing operations. Under the agreement, Operator will provide minimum quarterly proppant volumes through the new facility that Solaris is developing in Kingfisher, Oklahoma (the “Kingfisher Facility”). The proximity of Solaris’ Kingfisher Facility to the STACK/SCOOP plays, coupled with Solaris’ well site mobile proppant management systems, will allow Solaris’ customers to further streamline their supply chain and reduce well completion costs.

Solaris is also engaged in discussions with other large acreage holders and service providers in the STACK/SCOOP interested in establishing similar long-term agreements at the Kingfisher Facility.

The Kingfisher Facility will be located central to the STACK/SCOOP plays and will be the first independent, unit-train capable, high speed transload facility in Oklahoma. The Kingfisher Facility will initially provide proppant transloading services, but will also have capacity to provide transloading services for other drilling and completion related consumables.

The Kingfisher Facility will help operators and service companies reduce logistics costs by virtue of its high-volume capacity and proximity to well sites. Proppant volumes have been rising — even as commodity prices have fluctuated over the past several years — largely driven by improved well productivity from greater proppant loadings. The STACK/SCOOP are already among the most economic oil basins for operators in the U.S. and the Kingfisher Facility will further improve well economics that support added investment by customers — spurring incremental demand.

Greg Lanham, CEO of Solaris commented, “Since the formation of Solaris, our focus has been helping customers streamline supply chains to drive down costs. Our industry-leading well site proppant management systems allow customers to better manage proppant inventory levels at the well site and last mile trucking. The Kingfisher Facility is a natural extension of our business, as we expand one step further through the supply chain and continue to facilitate the flow of increasing volumes of proppant across the industry.”

Lanham continued, “We are excited about forming a long-term partnership with an important tenant at the facility — a strong endorsement that reaffirms our growth strategy. The new seven-year agreement is a milestone contract adding significant revenue backlog and improving the visibility of future earnings. We anticipate other customers will also seek long-term agreements tied to the new facility. The STACK/SCOOP have yielded fantastic individual well results — as E&P companies transition toward large-scale development, we expect the need for high-capacity infrastructure will increase throughout the basin.”

More About the Kingfisher Facility

The Kingfisher Facility will be located on a 300-acre parcel of land, directly on the Union Pacific Railroad. Solaris has secured a 30-year land lease with the State of Oklahoma and has started ordering long-lead construction items in anticipation of breaking ground in August 2017. The facility is designed to service multiple large volume customers with dedicated storage and unit train loop tracks, as well as direct rail-to-truck transloading.

To support Operator’s committed volumes, Solaris is commencing Phase One construction, which will consist of an 8,000 foot unit-train loop, 30,000 tons of high efficiency silo storage and an additional 18,000 feet of rail sidetrack. The vertical silo storage will consist of six (6) silos with individual capacity of 5,000 tons per silo. Solaris estimates that the Operator’s contracted minimum volumes represent less than 50% of the operational capacity of the Phase One infrastructure.

Estimated capital investment for Phase One totals approximately $40 million and will be funded from available cash raised in connection with Solaris’ recent initial public offering. This investment includes capital expenditures related to engineering and site preparation, as well as rail and silo construction that is scheduled to be completed by August 2018.

The contracted minimum annual revenue upon completion of Phase One is approximately $13.0 million. Direct costs of transloading services are expected to be approximately 30% of revenue. Any additional volumes above the contracted minimum will increase revenue.

Potential future capital expenditures at the Kingfisher Facility would coincide with additional customer commitments, which could require increased rail and storage capacity. These investments are expected to be funded from available cash and future cash flows.

Revised Outlook

Solaris currently has 48 mobile proppant management systems in its fleet, all of which are deployed to customers. Solaris continues to manufacture additional systems in its manufacturing facility and has increased selective outsourcing of subcomponents to accelerate the build schedule.

In connection with the increased outsourcing efforts the outlook for system deliveries for the remainder of the year has been increased. The revised end of year system count has increased to 68 to 72 systems from 60 to 64 systems.

Solaris has also revised its 2017 capital expenditure guidance to $75 million to $95 million, which includes the anticipated capital required at the Kingfisher Facility in 2017 and the increased system deliveries.

Conference Call Details and Presentation

Solaris will host a conference call to discuss additional details regarding the Kingfisher Facility on Thursday, August 3, 2017 at 3:30 p.m. Central Time (4:30 p.m. Eastern Time). To join the conference call from within the United States, participants may dial (866) 807-9684. To join the conference call from outside of the United States, participants may dial (412) 317-5415. When instructed, please ask the operator to be joined to the Solaris Oilfield Infrastructure, Inc. call. Participants are encouraged to log in to the webcast or dial in to the conference call approximately ten minutes prior to the start time. To listen via live webcast, please visit the Investor Relations section of the Company’s website, www.solarisoilfield.com.

An audio replay of the conference call will be available shortly after the conclusion of the call and will remain available for approximately seven days. It can be accessed by dialing (877) 344-7529 within the United States or (412) 317-0088 outside of the United States. The conference call replay access code is 10111195. The replay will also be available in the Investor Relations section of the Company’s website shortly after the conclusion of the call and will remain available for approximately seven days.

Solaris has also uploaded a corporate presentation on the Investor Relations section of the Company’s website which provides an overview of Solaris and additional information regarding the Kingfisher Facility.

About Solaris Oilfield Infrastructure, Inc.

Solaris Oilfield Infrastructure, Inc. (NYSE:SOI) manufactures and provides patented mobile proppant management systems that unload, store and deliver proppant at oil and natural gas well sites. These patented systems are deployed in many of the most active oil and natural gas basins in the United States, including the Permian Basin, the Eagle Ford Shale and the STACK/SCOOP. Solaris’ new high-capacity transload facility being built in Kingfisher, Oklahoma will serve customers with operations in the STACK/SCOOP. Additional information is available on the Solaris’ website, www.solarisoilfield.com.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Examples of forward-looking statements include, but are not limited to, statements we make regarding the outlook for the construction and operation of our new Kingfisher Facility, current and potential future long-term contracts and our future business and financial performance. Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward-looking statements relate to the future, by their nature, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. As a result, our actual results may differ materially from those contemplated by the forward-looking statements. Factors that could cause our actual results to differ materially from the results contemplated by such forward-looking statements include, but are not limited to the factors discussed or referenced in our filings made from time to time with the SEC. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.